EIGHTH AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT


         EIGHTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of November 1, 2008 by and between AXA EQUITABLE LIFE INSURANCE COMPANY ("AXA Equitable"), formerly known as The Equitable Life Assurance Society of the United States, a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

         AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") by restating Schedule 1 of Exhibit A of the Sales Agreement in its entirety as more particularly set forth on the restated
Schedule I attached hereto to establish the compensation rate payable by AXA Equitable to the General Agent on sales of AXA Equitable's Interest Sensitive Whole Life Insurance policies from and after the date hereof.

         Except as modified and amended hereby, the Sales Agreement is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.


      AXA EQUITABLE LIFE INSURANCE              AXA NETWORK, LLC
              COMPANY                           AXA NETWORK OF CONNECTICUT,
                                                    MAINE AND NEW YORK, LLC
      By:  /s/Richard Dziadzio                  AXA NETWORK OF PUERTO RICO, INC.
           -------------------                  AXA NETWORK INSURANCE AGENCY
           Richard Dziadzio                         OF TEXAS, INC.
           Executive Vice President and
           Chief Financial Officer              By:  /s/ Andrew McMahon
                                                     ------------------
                                                     Andrew McMahon
                                                     Chairman of the Board

                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                        EFFECTIVE AS OF NOVEMBER 1, 2008


        General Agent Compensation for Life Insurance Sales and Servicing



This Amended and Restated Schedule 1 of Exhibit A is effective as of November 1, 2008 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Equitable in respect of such policy as more particularly set forth in the following tables:


Compensation on Variable Life Insurance Products other than COLI 04 and VUL (PHI Code: 6550)

    Type of Premium                                                 Percentage
    ---------------                                                 ----------
    First Policy Year

          Qualifying First Year Premiums up to Target                  99.0%
          Excess Premiums                                               8.5%

    Renewals                                                           11.0%

Compensation on COLI '04

    Type of Premium                                                 Percentage
    ---------------                                                 ----------
    First Policy Year

          Qualifying First Year Premiums up to Target                  50.0%
          Excess Premiums                                               8.5%

    Renewals                                                           11.0%

Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of November 1, 2008


Compensation on VUL (PHI Code: 6550)

    Type of Premium                                                 Percentage
    ---------------                                                 ----------

    First Policy Year

          Qualifying First Year Premiums up to Target                  40.0%
          Excess Premiums                                               0.0%

    Renewals                                                           11.0%

Compensation on Non-Variable Life Insurance Products

    Type of Premium                                                 Percentage
    ---------------                                                 ----------

    First Policy Year

          Scheduled Premiums
              One Year Term Life (#148-51)                      0% (5% for issue
                                                              ages 80 and above)
              Other non-variable life insurance products               99.0%

          Qualifying First Year Premiums up to Target
             Athena Universal Life                                     90.0%
             Other Athena Universal Life Series                        99.0%
             Other non-variable life insurance products                99.0%

          Excess Premiums                                               8.5%

    Renewals - Policy Years 2-5 8.0% Renewals -Years 6 et seq.
            All Athena Universal Life Series                            3.0%
            AXA Equitable Universal Life products                       3.0%
            AXA Equitable Interest Sensitive Whole Life                 3.0%
            Other non-variable life insurance products                  8.0%


RECOVERY OF COMPENSATION IN SPECIFIED CIRCUMSTANCES
---------------------------------------------------

In the event that an Athena UL--DB Policy with a Cash Value Plus Rider lapses or is surrendered at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore,

Exhibit A Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of November 1, 2008


repay to AXA Equitable the following portion of the compensation paid by AXA Equitable to the General Agent on account of the First Year Premium up to
Target:


----------------------------------------------------------------------------------------------------------------------
                          Lapse or            Lapse or           Lapse or            Lapse or           Lapse or
                        Surrender in        Surrender in       Surrender in       Surrender in        Surrender in
                        Policy Year 1       Policy Year 2      Policy Year 3      Policy Year 4       Policy Year 5
 ----------------------------------------------------------------------------------------------------------------------
Percentage of
 Compensation
 Paid on First             70%                56%                 42%                28%                 14%
 Year Premium
 Up to Target
-----------------------------------------------------------------------------------------------------------------------

    In the event that an Athena UL--ESLI Policy lapses or is surrendered at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore, repay to AXA Equitable the following portion of the compensation paid by AXA Equitable to the General Agent on account of the First Year Premium up to Target:


-----------------------------------------------------------------------------------------------------------------------
                          Lapse or            Lapse or           Lapse or            Lapse or           Lapse or
                        Surrender in        Surrender in       Surrender in        Surrender in       Surrender in
                        Policy Year 1      Policy Year 2       Policy Year 3      Policy Year 4       Policy Year 5
-----------------------------------------------------------------------------------------------------------------------
Percentage of
Compensation
Paid on First             42.5%               34%                25.5%               17%                8.5%
Year Premium
Up to Target
-----------------------------------------------------------------------------------------------------------------------


    In the event that the face amount of an Athena UL--ESLI policy is reduced at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore, repay to AXA Equitable an amount equal to
(a) the portion of the compensation payable by the General Agent to AXA Equitable to on account of the First Year Premium up to Target as provided above in cases of lapse or surrender multiplied by (b) the percentage of such reduction in the face amount as compared to the initial face amount at issue of the policy.

    AXA Equitable may offset any amounts due and payable hereunder on account of the lapse, surrender or reduction of the face amount of an Athena UL--DB policy with a Cash Value Plus Rider or an Athena UL--ESLI policy against any sums due and payable by AXA Equitable to the General Agent pursuant to this General Agent Sales Agreement.